Exhibit 32.2

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

I, Shereen P. Jones, Executive Vice President, Chief Financial and Investment Officer of Boykin Lodging Company (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2003 which this certification accompanies, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Shereen P. Jones

Shereen P. Jones
Executive Vice President, Chief Financial and Investment Officer
August 14, 2003

     A signed original of this written statement required by Section 906 has been provided to Boykin Lodging Company and will be retained by Boykin Lodging Company and furnished to the Securities and Exchange Commission or its staff upon request.